EXHIBIT 99.1

This is a joint press release by Liberty Global plc and Ziggo N.V., pursuant to the provisions of Section 10, paragraph 3 and Section 18, paragraph 3 of the Decree on Public Takeover Bids (Besluit Openbare Biedingen Wft) in connection with the recommended public offer by a wholly-owned subsidiary of Liberty Global plc for all the issued and outstanding ordinary shares in the capital of Ziggo N.V. not yet owned by Liberty Global plc and its affiliates. This announcement does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities in Ziggo N.V. Any offer will be made only by means of an offer memorandum and related US prospectus/offer to exchange. This announcement is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, Canada or Japan or in any other jurisdiction in which such release, publication or distribution would be unlawful.

Recommended Public Offer for All Issued and Outstanding Ordinary Shares of Ziggo Not Yet Owned by Liberty Global
Publication of the Offer Memorandum

•	Recommended public offer in cash and Liberty Global shares

•	Implied offer price of €35.74 per ordinary Ziggo share based on 10-day VWAP[1] and an implied offer price of €35.64 per ordinary Ziggo share based on June 26, 2014

•	Offer price represents a premium of 47%[2] over the closing Share price of €24.30 on 27 March 2013, the day before Liberty Global acquired its initial 12.65% stake in Ziggo

•	Unanimously recommended by Ziggo’s Supervisory and Management Boards

•	Baptiest Coopmans to be appointed as CEO and Bert Groenewegen as CFO, subject to the Offer being declared unconditional

•	The Offer is subject to the fulfillment of the Offer Conditions as set out in the Offer Memorandum

•	The Ziggo Works Council consultation process has been completed in respect of the Offer and the financing thereof and, subject to the Offer being declared unconditional, the Asset Sale and Liquidation

•	Offer period starts at 09:00 hours CET on July 2, 2014 and ends at 17:40 hours CET on September 10, 2014 unless extended

•
Ziggo EGM scheduled for August 26, 2014 to discuss the Offer and vote on resolutions relating to the Offer and the Post-Closing Asset Sale and Liquidation, subject to the Offer being declared unconditional

•	The Offeror is in the process of seeking regulatory approvals
_______________

[1]	VWAP or volume weighted average price is calculated as of January 24, 2014, the latest trading day preceding the announcement of the intended offer.

[2]	Based on the 10-day volume weighted average closing price of a Liberty Global Class A ordinary share and a Liberty Global Class C ordinary share calculated as at January 24, 2014, implying an offer price of €35.74 per Ziggo share.

Denver, Colorado and Utrecht, the Netherlands - June 27, 2014

Further to the joint press release of Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) and Ziggo N.V. (“Ziggo”) (Euronext Amsterdam: ZIGGO NA) of January 27, 2014, Liberty Global and Ziggo announce the publication of an offer memorandum in the Netherlands (the “Offer Memorandum“), and that Liberty Global will file a registration statement in the United States that includes a prospectus/offer to exchange by Liberty Global (the “U.S. prospectus/offer to exchange”) on June 27, 2014, pursuant to which LGE Holdco VII B.V. (a wholly-owned subsidiary of Liberty Global, the “Offeror”) is making a recommended public offer (the “Offer”) to all holders (the “Shareholders”) of issued and outstanding ordinary shares with a nominal value of €1.00 each in the capital of Ziggo (the “Shares”).

The Offer
Shareholders tendering their Shares under the Offer will be paid on the terms and subject to the conditions and restrictions contained in the Offer Memorandum (the “Offer Conditions”), in consideration for each Share validly tendered or defectively tendered (provided that such defect has been waived by the Offeror) and transferred (geleverd) an amount in shares consisting of 0.2282 of a Liberty Global Class A ordinary share and 0.5630 of a Liberty Global Class C ordinary share (together, the “Share Consideration”) and a cash amount of €11.00 without interest (the “Cash Consideration” and, together with the Share Consideration, the “Offer Price”). The Offer Price is cum dividend.

As previously announced in the joint press release of January 27, 2014, the Offeror confirms that it has taken all necessary measures to secure the funding of the Offer. The Offeror will finance the maximum total amount of the Cash Consideration through cash on hand and a facility secured by the Offeror.

Unanimous Recommendation of the Ziggo Boards
Ziggo’s supervisory board (the “Supervisory Board”) and management board (the “Management Board” and, together with the Supervisory Board, the “Boards”) have duly considered the Offer and each unanimously supports and recommends the Offer for acceptance to the Shareholders and unanimously recommends the Shareholders to vote in favor of all resolutions relating to the Offer and the Asset Sale and Liquidation (as defined below) to be taken at Ziggo's EGM (as defined below).

Taking into account the considerations that are described in detail in the position statement published by Ziggo in the Netherlands on June 27, 2014 (the “Position Statement”), the Boards have reached the conclusion that the Offer provides a fair price from a financial point of view and is in the best interests of Ziggo, the Shareholders and its other stakeholders.

Works Council Advice
The applicable employee consultation procedure has been completed. The Ziggo Works Council has been informed regarding (i) the Offer and the financing thereof and (ii) the Asset Sale and Liquidation. Having obtained the Works Council’s advice, the Works Council consultation procedure in respect of the Offer and the financing thereof and the Asset Sale and Liquidation has been completed.

Committed Shares
Ziggo will ensure that each member of the Boards shall, for as long as the Boards support and recommend the Offer, tender under the Offer under the same terms as are applicable to all Shareholders any Shares such member directly or indirectly holds. As of the date of the Offer Memorandum, the members of the Boards in the aggregate hold 1,141,936 Shares, representing approximately 0.6% of the outstanding Shares.

Merger Clearance Filings
On March 14, 2014, the Offeror submitted a merger notification with the European Commission. On May 8, 2014, the European Commission opened a Phase II Investigation into the Merger. Although the timing is contingent on various factors, the current deadline for a decision by the European Commission regarding the Phase II Investigation is October 17, 2014. This deadline may be extended.

Extraordinary General Meeting of Ziggo
At 10:00 a.m. hours CET on August 26, 2014 an extraordinary general meeting of Shareholders (the “EGM”) will be convened at the Ziggo Dome, located in Amsterdam, the Netherlands.

At the EGM, the Offer, among other matters, will be discussed in accordance with the Netherlands Decree on Public Takeover Bids (Besluit openbare biedingen Wft, the "Decree"). At the EGM and in connection with the Offer, the Shareholders will be asked to adopt resolutions, which are subject to the Offer being declared unconditional, to amend (i) the articles of association of Ziggo to implement certain changes to Ziggo’s corporate governance structure and (ii) the composition of the Boards. At the EGM, the Shareholders will furthermore be asked to adopt resolutions, which are subject to the Offer being declared unconditional to (i) approve the Asset Sale (as defined below) and (ii) upon the transfer of all assets and liabilities to the Offeror or its affiliates pursuant to the Asset Sale, dissolve and liquidate Ziggo in accordance with section 2:19 of the Dutch Civil Code and appoint the liquidator of Ziggo in accordance with section 2:19 of the Dutch Civil Code (the “Asset Sale and Liquidation Resolutions”). The Boards unanimously recommend the Shareholders to vote in favor of all abovementioned resolutions at the EGM.

Offer Period
The Offer will commence at 09:00 a.m. hours CET on July 2, 2014 and will expire at 17:40 hours CET on September 10, 2014 (the “Offer Period”), unless the Offeror extends the Offer Period, in which case the final day of the Offer Period shall be the time and date on which the extended Offer Period expires (such date, as it may be postponed, the “Acceptance Closing Date”).

In accordance with applicable U.S. and Dutch tender offer regulations, Shares tendered on or prior to the Acceptance Closing Date may only be withdrawn by delivering a written notice of withdrawal in accordance with the procedures described in the Offer Memorandum.

Acceptance by Shareholders
Shareholders are requested to make their acceptance known through the bank or stockbroker that administers their Shares no later than 17:40 hours CET on September 10, 2014, unless the Offer Period is extended. Some banks or stockbrokers may set an earlier deadline for communication to timely communicate acceptances to ING Bank N.V. (the “Exchange Agent”).

Shares may be tendered for acceptance pursuant to the Offer only to the Exchange Agent and only in writing. In submitting acceptances, banks and stockbrokers will be required to declare that (i) they have the tendered Shares (as defined below) in their administration, (ii) the Shareholder for whose account the Shares are being tendered irrevocably represents and warrants that the Shares are being tendered in compliance with the conditions and restrictions of the Offer and (iii) they undertake to transfer the tendered Shares to the Offeror prior to or on the settlement date of the Offer, provided the Offer has been declared unconditional (gestand wordt gedaan).

Extension
The Offeror reserves the right to extend the Offer Period for a minimum of two weeks and a maximum of ten weeks in accordance with the Decree. If the Offer Period is extended, the Offeror will make an announcement to that effect no later than on the third Dutch business day following the most recently scheduled Acceptance Closing Date.

Declaring the Offer Unconditional (gestanddoening)
The Offer will be declared unconditional if the Offer Conditions are satisfied or, if permitted, waived by the party entitled to waive such Offer Conditions.

The Offer is subject to the condition, among others, that the number of Shares having been tendered for acceptance on the Acceptance Closing Date, together with (i) any Shares directly or indirectly held by the Offeror or any of its affiliates at the Acceptance Closing Date, (ii) any Shares committed to the Offeror, or any of its affiliates, in writing and (iii) any Shares to which the Offeror is entitled (gekocht maar niet geleverd), shall represent at least 95% of Ziggo's aggregate issued and outstanding ordinary share capital (geplaatst en uitstaand kapitaal) (excluding any Shares held by Ziggo at the Acceptance Closing Date) on a fully diluted basis. The Offeror and Ziggo have agreed that the Offeror will waive that condition, if (i) the Shareholders have voted in favor of the Asset Sale and Liquidation Resolutions at the EGM and such resolutions are in full force and effect and (ii) the number of Shares having been tendered for acceptance on the Acceptance Closing Date, together with (x) any Shares directly or indirectly held by the Offeror or any of its affiliates at the Acceptance Closing Date, (y) any Shares committed to the Offeror, or any of its affiliates, in writing and (z) any Shares to which the Offeror is entitled (gekocht maar niet geleverd), shall represent at least 80% of Ziggo's aggregate issued and outstanding ordinary share capital (geplaatst en uitstaand kapitaal) (excluding any Shares held by Ziggo at the Acceptance Closing Date) on a fully diluted basis. If, on the Acceptance Closing Date, the Acceptance Level represents less than 80% of all Shares on a fully diluted basis, the Offeror may waive this Offer Condition, provided that if the Acceptance Level represents less than 65% of all Shares on a fully diluted basis, Ziggo's consent will be required.

No later than on the third Dutch business day following the Acceptance Closing Date (the “Unconditional Date”), the Offeror will determine whether the conditions for the Offer have been fulfilled or are to be waived and will announce in accordance with Section, 16 paragraph 1 of the Decree, whether (i) the Offer has been declared unconditional, (ii) the Offer will be extended in accordance with Section 15 of the Decree or (iii) the Offer will be terminated as a result of the conditions for the Offer not having been fulfilled or waived.

Settlement
If the Offer is declared unconditional, Shareholders who have validly tendered or defectively tendered (provided that such defect has been waived by the Offeror) and transferred their Shares for acceptance under the Offer prior to or on the Acceptance Closing Date (each of these Shares, a “Tendered Share”) will be paid the Offer Price in respect of each Tendered Share, and the Offeror shall accept the transfer of and acquire each Tendered Share promptly, but in any event within five Dutch business days following the Unconditional Date.

Post-Closing Acceptance Period (na-aanmeldingstermijn)
If the Offer is declared unconditional (gestand wordt gedaan), the Offeror shall, in accordance with Article 17 of the Decree, within three Dutch business days after declaring the Offer unconditional, publicly announce a post-closing acceptance period of a maximum of two weeks to enable Shareholders who did not tender their Shares during the Offer Period to tender their Shares under the same terms and conditions as the Offer (the “Post-Closing Acceptance Period”).

Governance of Ziggo Post-Completion
Baptiest Coopmans is to be appointed by the Supervisory Board as Ziggo’s Chief Executive Officer subject to the condition precedent that the Offer is declared unconditional and effective as per the settlement date. He will replace René Obermann, who will resign as member of the Management Board as per the settlement date, as previously communicated. Bert Groenewegen will continue to serve as member of the Management Board and shall be Chief Financial Officer. The other current members of the Management Board, Hendrik de Groot and Paul Hendriks, will also resign from the Management Board as per the settlement date, although either may, in accordance with selection criteria agreed in connection with the integration process, assume a senior management role in the Joint Dutch Operations following the transaction.

As soon as practically possible following the settlement date, the Supervisory Board will consist of five members, two of which will be independent within the meaning of the Dutch Corporate Governance Code (the “Independent Members”). At the EGM, it will be proposed to appoint the following members, subject to the condition precedent that the Offer is declared unconditional: Diederik Karsten, Ritchy Drost, Jim Ryan and Huub Willems. Rob Ruijter will continue to serve on the Supervisory Board and, together with Huub Willems, shall be the independent members.

Asset Sale and Liquidation
The Offeror’s willingness to pay the Offer Price and pursue the Offer is predicated on the acquisition of 100% of the Shares. The Offeror and Ziggo anticipate that full integration of Ziggo and Liberty Global’s existing Dutch operations will deliver substantial operational, commercial, organizational and financial benefits to the combined company. Such benefits could not, or only partially, be achieved if Ziggo were to continue as a standalone entity with a minority shareholder base. Therefore, and subject only to (i) the number of Shares having been tendered for acceptance during the Offer Period and the Post-Closing Acceptance Period, together with (x) any Shares directly or indirectly held by the Offeror or any of its affiliates, (y) any Shares committed to the Offeror or any of its affiliates, in writing and (z) any Shares to which the Offeror is entitled representing less than 95% but at least 80% of Ziggo’s aggregate issued and outstanding ordinary share capital (excluding any Shares then held by Ziggo) and (ii) the Asset Sale and Liquidation Resolutions having been adopted at the EGM, the Offeror and Ziggo may agree to a restructuring of the combined group by means of an asset sale (the “Asset Sale”) and subsequent liquidation (together the “Asset Sale and Liquidation”) in order to ensure full integration of Ziggo and Liberty Global’s existing Dutch operations.

To execute the Asset Sale and Liquidation, Ziggo, Liberty Global and LGE HoldCo V B.V. (an indirect wholly-owned subsidiary of Liberty Global) would enter into a sale and purchase agreement for the business of Ziggo (the “Asset Sale Agreement”). Through the Asset Sale Agreement, LGE HoldCo V B.V. would acquire all of Ziggo's assets and liabilities in consideration for cash, a loan note and an exchangeable bond (exchangeable for Liberty

Global Class A ordinary shares and Liberty Global Class C ordinary shares) (the “Asset Sale Consideration”). Any liabilities that cannot be transferred would remain with Ziggo, and will result in an increase in the Asset Sale Consideration by an amount equal to the cash amount needed to satisfy those liabilities.

Upon completion of the Asset Sale, Ziggo would be dissolved and liquidated in accordance with section 2:19 of the Dutch Civil Code (the “Liquidation”). As part of the Liquidation, it would be intended that an advance liquidation distribution consisting of the Asset Sale Consideration would be made by Ziggo to its Shareholders. Upon the advance liquidation distribution, the Shareholders who have not tendered and had their Shares accepted pursuant to the Offer and who are still Shareholders at the time of the Liquidation, would receive cash and the exchangeable bonds. It is expected that the cash amount would equal the Cash Consideration, without interest and subject to the deduction of applicable taxes. The exchangeable bonds would automatically and immediately upon receipt by such Shareholders exchange into a number of Liberty Global Class A ordinary shares and Liberty Global Class C ordinary shares equal to the Share Consideration, without interest and subject to the deduction of applicable taxes. The Offeror and its affiliates would receive pursuant to the liquidation distribution the loan note and exchangeable bonds, with the latter losing their right to exchange into Liberty Global Class A ordinary shares and Liberty Global Class C ordinary shares and remain outstanding as a receivable from LGE HoldCo V B.V., to offset claims underlying a loan made by LGE HoldCo V B.V. to the Offeror. Any liquidation payment that the Shareholders receive under the Asset Sale and Liquidation may be subject to Dutch dividend withholding tax that would not apply to the consideration they would have received had they tendered their Shares in the Offer. Reference is made to the Offer Memorandum and the U.S. prospectus/offer to exchange for the tax consequences of the Offer and the Post-Closing Asset Sale and Liquidation.

If the Offer is declared unconditional, those Shareholders that do not tender their Shares during the Offer Period will be able to tender their shares during the Post-Closing Acceptance Period and, as a result, avoid the consequences of the Asset Sale and Liquidation. The Asset Sale and Liquidation may only occur after the Offer is declared unconditional and after the Post-Closing Acceptance Period.

Liquidity and Delisting
The purchase of Shares by the Offeror under the Offer, among other things, will reduce the number of Shareholders and the number of Shares that might otherwise be traded publicly. As a result, the size of the free float in Shares will be substantially reduced following completion of the Offer and trading volumes and liquidity of Shares will be adversely affected.

Should the Offer be declared unconditional (gestand gedaan), the Offeror intends to procure the termination of Ziggo's listing on Euronext Amsterdam as soon as possible thereafter. Delisting may be achieved if 95% or more of the issued share capital of Ziggo has been acquired by the Offeror and its affiliates. This could further adversely affect the liquidity and market value of the Shares.

Consequences of the Offer
Shareholders who do not tender their Shares under the Offer should carefully review the Offer Memorandum (in particular section 8.10) and the U.S. prospectus/offer to exchange (in particular the section entitled “Risk Factors”), which describe certain risks they will be subject to if they elect not to accept the Offer and the Offer is declared unconditional. These risks include the possibility that the Offeror will commence a statutory buy-out or implement the Asset Sale and Liquidation. These risks are in addition to the risks associated with holding securities issued by Ziggo generally.

If, immediately after the Post-Closing Acceptance Period, the Offeror and its affiliates hold at least 95% of Ziggo’s aggregated issued share capital, the Offeror will commence a statutory buy-out procedure in accordance with Article 2:92a or 2:201a of the Dutch Civil Code or a statutory buy-out procedure in accordance with Article 2:359c of the Dutch Civil Code to buy out the holders of Shares that have not tendered their Shares under the Offer.

Subject to the Offer being declared unconditional, the Offeror shall be entitled to effect or cause to effect any other restructuring of Ziggo for the purpose of achieving an optimal operational, legal, financial or fiscal structure in accordance with Dutch law in general, some of which may have the effect of diluting the interest of any remaining minority Shareholders, including (i) a statutory cross-border or domestic (bilateral or triangular) legal merger, (ii) a sale of all, substantially all, or a substantial part of the assets of Ziggo or (iii) any other legal measure as set out in the Offer Memorandum and the U.S. prospectus/offer to exchange.

Announcements
Any further announcements in relation to the Offer will be issued by press release. Subject to any applicable requirements of the Decree, the requirements of the U.S. tender offer rules (including U.S. tender offer rules that require that any material changes to an offer be promptly disseminated to Shareholders in a manner reasonably designed to inform them of such changes) and other applicable laws and without limiting the manner in which the Offeror may choose to make any public announcement, the Offeror will have no obligation to communicate any public announcement other than as described above.

Transaction Advisors
In connection with the transaction, Liberty Global’s financial advisors are Bank of America Merrill Lynch and Morgan Stanley, and its legal counsel are Allen & Overy and Baker Botts L.L.P. On behalf of Ziggo, J.P. Morgan and Perella Weinberg Partners are acting as financial advisors and Freshfields Bruckhaus Deringer is acting as legal counsel. In addition, ABN AMRO is acting as financial advisor to the Supervisory Board of Ziggo and Stibbe is acting as legal counsel to the Supervisory Board of Ziggo and is acting on certain other aspects of the Offer. NautaDutilh provided legal advice to J.P. Morgan and Perella Weinberg Partners.

Other
The Offer will be made for the ordinary shares of Ziggo, a public limited liability company incorporated under Dutch law, and is subject to Dutch disclosure and procedural requirements, which are different from those of the United States. The Offer will be made in the United States in compliance with Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and Regulation 14E promulgated thereunder, subject to the exemptions provided by Rule 14d-1(d) under the U.S. Exchange Act, and otherwise in accordance with the requirements of Dutch law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to the Offer timetable and settlement procedures that are different from those applicable under U.S. domestic tender offer procedures and laws.

To the extent permissible under applicable law or regulation, Liberty Global and its affiliates or brokers (acting as agents for Liberty Global or its affiliates, as applicable) may from time to time after the date hereof, and other than pursuant to the Offer, directly or indirectly purchase, or arrange to purchase, ordinary shares of Ziggo, that are the subject of the Offer or any securities that are convertible into, exchangeable for or exercisable for such shares. To the extent information about such purchases or arrangements to purchase is made public in the Netherlands, such information will be disclosed by means of a press release or other means reasonably designed to inform U.S. Shareholders of such information. In addition, the financial advisors to Liberty Global may also engage in ordinary course trading activities in securities of Ziggo, which may include purchases or arrangements to purchase such securities.

The Offer Memorandum, the U.S. prospectus/offer to exchange and the Position Statement contain important information that should be read carefully before any decision is made to tender Shares under the Offer. Shareholders are advised to seek independent advice where appropriate in respect of the contents of these documents and the terms and conditions of the Offer. In addition, Shareholders may wish to consult with their tax advisers regarding the tax consequences of tendering their Shares under the Offer and of the Asset Sale and Liquidation.

Digital copies of the Offer Memorandum are, and digital copies of the U.S. prospectus/offer to exchange will be, available on Liberty Global's Offer website (http://www.libertyglobal.com/ir-ziggo-offer.html) and the website of Ziggo (www.ziggo.com). The Position Statement is available on the website of Ziggo (www.ziggo.com). Copies of the Offer Memorandum, the U.S. prospectus/offer to exchange and the Position Statement are also available free of charge from the offices of Ziggo and the Exchange Agent.

For More Information
ING Bank N.V. has been appointed as Exchange Agent for the Offer.

Georgeson has been appointed as information agent (the “Information Agent”) in the context of the Offer.

Exchange Agent
ING Bank N.V. (Attention: Sjoukje Hollander/Remko Los)
Bijlmerdreef 888
1102 MG Amsterdam
The Netherlands
Telephone: + 31 20 563 6546 / + 31 20 563 6619
Fax: + 31 20 563 6959
E-mail: iss.pas@ing.nl

Information Agent
Georgeson
Westplein 11
3016 BM Rotterdam
The Netherlands
Toll-Free Number European Retail Shareholders: 00 800 3814 3814
Bank and Broker Helpline: +44 (0) 870 703 6357
Email: ziggo@georgeson.com

The Offeror
LGE Holdco VII B.V.
Boeing Avenue 53
1119 PE Schiphol-Rijk
The Netherlands

Ziggo
Ziggo N.V.
Atoomweg 100
3542 AB Utrecht
The Netherlands

Notice
Any securities that may be issued by the Offeror or its affiliates to finance the cash portion of the transaction will not be registered under U.S. federal securities laws, and any securities so issued may not be offered or sold in the United States absent an applicable exemption from U.S. registration requirements.

Forward Looking Statements
This press release contains forward-looking statements, including statements regarding the transaction and the anticipated consequences and benefits of the transaction, the targeted closing date for the transaction and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the receipt and timing of necessary regulatory approvals and the satisfaction of the other conditions to the transaction, Ziggo’s ability to continue financial and operational growth at historic levels, the ability to successfully operate and integrate the Ziggo operation with the Dutch operations of Liberty Global, continued use by subscribers and potential subscribers of Ziggo’s services in the Netherlands, the ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Global’s filings with the SEC including Liberty Global’s most recently filed Forms 10-K/A and 10-Q/A and in Ziggo’s most recently published interim and annual reports (available at http://www.ziggo.com/en/investors/). These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except to the extent required by applicable law.

Additional Information and Where to Find It
Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Liberty Global. In connection with the proposed acquisition of Ziggo, Liberty Global will file a registration statement on Form S-4 with the SEC containing the U.S. prospectus/offer to exchange, and as to which the Offer Memorandum has been filed as an exhibit. SHAREHOLDERS OF ZIGGO ARE URGED TO READ THE REGISTRATION STATEMENT AND THE U.S. PROSPECTUS/OFFER TO EXCHANGE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a free copy of the registration statement, the U.S. prospectus/offer to exchange and the Offer Memorandum, as well as other filings containing information about Liberty Global, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the registration statement, the U.S. prospectus/offer to exchange, the Offer Memorandum and other filings by Liberty Global with the SEC that are incorporated by reference in the U.S. prospectus/offer to exchange can also be obtained, without charge, by directing a request to Liberty Global plc, 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Investor Relations.

Restrictions
The Offer is being made with due observance of the statements, conditions and restrictions included in the Offer Memorandum and the U.S. prospectus/offer to exchange. The Offeror reserves the right to accept any tender under the Offer, which is made by or on behalf of a Shareholder, even if it has not been made in accordance with the terms of the Offer.

The distribution of the Offer Memorandum and the U.S. prospectus/offer to exchange and/or the making of the Offer in jurisdictions other than the Netherlands and the United States may be restricted and/or prohibited by law. Outside of the Netherlands and the United States, no actions have been taken (nor will actions be taken) to make the Offer possible in any jurisdiction where such actions would be required. The Offer is not being made, and the Shares will not be accepted for purchase from or on behalf of any Shareholder, in any other jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities or other laws or regulations of such jurisdiction or would require any registration, approval or filing with any regulatory authority. Persons obtaining the Offer documents are required to take due note and observe all such restrictions and obtain any necessary authorizations, approvals or consents (to the extent applicable). In addition, the Offer Memorandum has not been filed with or recognized by the authorities of any jurisdiction other than the Netherlands and the registration statement (of which the U.S. prospectus/offer to exchange forms a part) has not been filed with the authorities of any jurisdiction other than the United States. None of the Offeror, Liberty Global, Ziggo, or any of their respective advisors accept any liability for any violation by any person of any such restriction. Any person (including, without limitation, custodians, nominees and trustees) who forwards or intends to forward the Offer Memorandum, the U.S. prospectus/offer to exchange or any related document to any jurisdiction outside the Netherlands or the United States should carefully read Section 4 (Restrictions) and Section 5 (Important Information) of the Offer Memorandum or the discussion under the caption ”The Offer -- Restrictions” in the U.S. prospectus/offer to exchange before taking any such action.

United States of America
The Offer is being made for the securities of a Dutch company and is subject to Dutch disclosure and procedural requirements, which differ from those of the United States. The Offer will be made in the United States pursuant to an exemption from certain U.S. tender offer rules provided by Rule 14d-1(d) under the U.S. Exchange Act and in compliance with Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated thereunder, and otherwise in accordance with the applicable regulatory requirements in the Netherlands. The Offer will be subject to Dutch procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and law.

The receipt of cash pursuant to the Offer by a U.S. holder of Shares will be a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction under applicable state and local, as well as foreign and other tax laws. Each Shareholder is urged to consult its independent professional advisor immediately regarding the tax consequences of acceptance of the Offer.

Canada and Japan
The Offer and any solicitation in respect thereof is not being made, directly or indirectly, in or into Canada or Japan, or by use of the mails, or by any means or instrumentality of interstate or foreign commerce, or any facilities of a national securities exchange, of Canada or Japan. This includes, but is not limited to, post, facsimile transmission, telex or any other electronic form of transmission and telephone. Accordingly, copies of the Offer Memorandum, the U.S. prospectus/offer to exchange and any related press announcements, acceptance forms and other documents are not being sent and must not be mailed or otherwise distributed or sent in, into or from Canada or Japan or, in their capacities as such, to custodians, nominees or trustees holding Shares for persons residing in Canada or Japan. Persons receiving such documents must not distribute or send them in, into or from Canada or Japan, or use such mails or any such means, instrumentality or facilities for any purpose in connection with the Offer; so doing will invalidate any purported acceptance of the Offer. The Offeror will not accept any tender by any such use, means, instrumentality or facility from within Canada or Japan.

Tender and transfer of Shares constitute a representation and warranty that the person tendering the Shares (a) has not received or sent copies of any Offer documentation in, into or from Canada or Japan and (b) has not otherwise utilized in connection with the Offer, directly or indirectly, the mails or any means or instrumentality including, without limitation, facsimile transmission, telex and telephone of interstate or foreign commerce, or any facility of a national securities exchange of, Canada or Japan. The Offeror reserves the right to refuse to accept any purported acceptance that does not comply with the foregoing restrictions, and any such purported acceptance will be null, void and without effect.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. Liberty Global connects people to the digital world and enables them to discover and experience its endless possibilities. Liberty Global’s market-leading triple-play services are provided through next-generation networks and innovative technology platforms that connected 25 million customers subscribing to 49 million television, broadband internet and telephony services at March 31, 2014.

Liberty Global’s consumer brands include Virgin Media, UPC, Unitymedia, Kabel BW, Telenet and VTR. Liberty Global’s operations also include Liberty Global Business Services, its commercial division and Liberty Global Ventures, its investment fund. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Marcus Smith	+44 20.7190.6374
Oskar Nooij	+1 303.220.4218	Bert Holtkamp	+31 20.778.9800
John Rea	+1 303.220.4238	Hanne Wolf	+1 303.220.6678

About Ziggo
Ziggo is a Dutch provider of entertainment, information and communication through television, internet and telephony services. The company serves around 2.8 million households, with 1.9 million internet subscribers, almost 2.3 million subscribers for digital television and 1.6 million telephony subscribers. Business-to-business subscribers use services such as data communication, telephony, television and internet. The company owns a next-generation network capable of providing the bandwidth required for all future services currently foreseen. More information on Ziggo can be found on: www.ziggo.com. For more information please contact:

Investor Relations:		Corporate Communications:
Wouter van de Putte	+31 (0) 88 717 1799	Martijn Jonker	+31 (0) 88 717 2419
Caspar Bos	+31 (0) 88 717 4619